COGNOVIT PROMISSORY NOTE

For value received, the undersigned, The Guitammer Company, an Ohio corporation ("Maker"), hereby promises to pay to the order of the Walter J. Doyle Trust dated February 5, 1992, Walter J. Doyle, Trustee, whose address is 1970 Jewett Road, Powell, Ohio 43065, the sum of $25,000, with interest on the unpaid principal balance computed from the date of this note until paid in full at the rate of 10.00% per annum, compounded annually, all of which principal and accrued interest shall be payable to Payee in full on September 30, 2011 (the "Maturity Date").

This note may be prepaid in full or in part at any time. All payments and prepayments, if any, under this note shall be made to Payee at the foregoing address in Powell, Ohio, or at such other address as may be designated by the holder of this note to Maker in writing from time to time, and shall be deemed received by Payee as of the first date that such payment is immediately available to Payee in collected federal funds.

Any payment or prepayment on this note shall be applied, first, to the payment of any accrued and unpaid interest, if any, as of the date of receipt and, then, to the principal balance. In all events, this note shall be paid in full by the Maturity Date.

In addition to any other remedy permitted by law, if, in Payee's reasonable discretion, Payee deems that its ability to collect this note is in any manner at risk, Payee may at any time accelerate this note and declare this note to be due and payable in full within five banking days after written notice to Maker, and thereafter Payee may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings.

Payee's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Payee in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Payee shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

If Maker is in default in paying this note in full when due, then this note shall automatically bear interest thereafter until this note is paid in full at the rate of 20.0% per annum from the first date of such default until this note is paid in full.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance or default of this note. Maker hereby agrees to reimburse the then holder of this note for all expenses of every kind, including reasonable attorneys' costs and fees, incurred by said holder in connection with the enforcement of the obligations under this note.

Maker hereby irrevocably authorizes any attorney at law to appear for Maker in any court in the county where Maker resides or signed this note, with or without process, at any time after this note becomes due (by acceleration or otherwise); to waive the issuance and service of process and confess judgment against Maker in favor of the holder of this note for the amount then appearing due, together with costs of suit, interest, and reasonable attorneys' costs and fees; and thereupon to release all errors and waive all right of second trial, appeal, and stay of execution.

Maker hereby represents and warrants to Payee that Maker is entering into this note pursuant to a commercial transaction arising from and in connection with Maker's primary business enterprise.

This note was executed and delivered by Maker to Payee in Franklin County, Ohio, as of October 5, 2010, and shall be construed under the laws of the State of Ohio.

THE GUITAMMER COMPANY

By: [signature]
Mark A. Luden, President

<u>WARNING</u> – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE (Sec. 2323.13, O.R.C.).

Maker's Address
6117 Maxtown Road
Westerville, Ohio 43082
Fax No. 1-815-346-9532